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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-________) and related Prospectus of First Community Bancshares, Inc. for the registration of 21,533 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2003, with respect to the consolidated financial statements of First Community Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

Charleston, West Virginia
April 8, 2003



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